EXHIBIT 21.1
                     SUBSIDIARIES OF PRIME MEDICAL SERVICES, INC.
                                 AS OF MARCH 30, 2001



Name of Subsidiary                                     State of Incorporation
(doing business as)                                        or Organization
-------------------                                    ----------------------
Prime Medical Operating, Inc.                                 Delaware

Prime Management, Inc.                                        Nevada

Prime Medical Management L. P.                                Delaware

Prime Cardiac Rehabilitation Services, Inc.                   Delaware

Prime Diagnostic Services, Inc.                               Delaware

Prime Lithotripsy Services, Inc.                              New York
  (Reston Lithotripsy)

Prime Kidney Stone Treatment, Inc.                            New Jersey
  (Indiana Lithotripsy, West
   Virginia Lithotripsy)

Prime Diagnostic Corp. of Florida                             Delaware

Prime Lithotripter Operations, Inc.                           New York
  (Tennessee Valley Lithotripter,
   Alabama Lithotripsy)

Prime Practice Management, Inc.                               New York

R.R. Litho, Inc.                                              Delaware

Ohio Litho, Inc.                                              Delaware

Alabama Renal Stone Institute, Inc.                           Alabama

Sun Medical Technologies, Inc.                                California

Sun Acquisition, Inc.                                         California

Lithotripters, Inc.                                           North Carolina

FastStart, Inc.                                               North Carolina

National Lithotripters Association, Inc.                      North Carolina

MedTech Investments, Inc.                                     North Carolina

Executive Medical Enterprises, Inc.                           Delaware

Texas Litho, Inc.                                             Delaware

Prime/BDR Acquisition, L.L.C.                                 Delaware

Prime/BDEC Acquisition, L.L.C.                                Delaware

Horizon Vision Center, Inc.                                   Nevada

Ohio Mobile Lithotripter, Ltd.                                Ohio

Ohio Mobile Lithotripter II, Ltd.                             Ohio

ARKLATX Mobile Lithotripter, LP                               Louisiana
  (Kidney Stone Center of Louisiana)

TENN-GA Stone Group Two, LP                                   Tennessee

Southern California Stone Center, L.L.C.                      California

AK Associates, L.L.C.                                         Texas

Metro Atlanta Stonebusters, GP                                Georgia

Kidney Stone Center of South Florida, LC                      Florida

Mobile Kidney Stone Centers, Ltd.                             California

Mobile Kidney Stone Centers II, Ltd.                          California

Mobile Kidney Stone Centers III, Ltd.                         California

Northern California Lithotripsy Associates                    California

Northern California Kidney Stone Center, Ltd                  California

Lithotripsy Institute of Northern California                  California

Fayetteville Lithotripters Limited Partnership -
  Arizona I                                                   Arizona

Fayetteville Lithotripters Limited Partnership -
  Arkansas I                                                  Arkansas

San Diego Lithotripters Limited Partnership                   California

California Lithotripters Limited Partnership - II, LP         California

California Lithotripters Limited Partnership - III, LP        California

California Lithotripters Limited Partnership - IV, LP         California

California Lithotripsy Joint Venture                          California

Florida Lithotripsy Limited Partnership I                     Florida

Indiana Lithotripsy Limited Partnership I                     Indiana

Pacific Medical Limited Partnership                           Hawaii

Las Vegas Lithotripters Limited Partnership                   Nevada

Fayetteville Lithotripters Limited Partnership -
  Louisiana I                                                 Louisiana

Louisiana Lithotripsy Investment Limited Partnership          Louisiana

Montana Lithotripsy Limited Partnership I                     Montana

Mountain Lithotripsy Limited Partnership I                    Colorado

Mountain Lithotripsy GP                                       Colorado

Fayetteville Lithotripters Limited Partnership -
  South Carolina I                                            South Carolina

Fayetteville Lithotripters Limited Partnership -
  South Carolina II                                           South Carolina

Tennessee Lithotripters Limited Partnership I                 Tennessee

Texas Lithotripsy Limited Partnership I                       Texas

Texas Lithotripsy Limited Partnership III                     Texas

Texas Lithotripsy Limited Partnership V                       Texas

Texas Lithotripsy Limited Partnership VI                      Texas

Texas Lithotripsy Limited Partnership VII                     Texas

Texas Lithotripsy Limited Partnership VIII                    Texas

Texas Lithotripsy Joint Venture, L.L.C.                       Texas

Fayetteville Lithotripters Limited Partnership -
  Utah I                                                      Utah

Fayetteville Lithotripters Limited Partnership -
  Virginia I                                                  Virginia

Pacific Lithotripsy GP                                        California

Great Lakes Lithotripsy Partnership, LP                       Wisconsin

Big Sky Urological Services, LP                               Montana

Wyoming Urological Services Ltd. Partnership                  Wyoming

Washington Urological Services, L.L.C.                        Washington

Kentucky I Lithotripsy, L.L.C.                                Kentucky

Prime RVC, Inc.                                               Delaware

Prime Refractive Management L. L. C.                          Delaware

Prime Refractive L. L. C.                                     Delaware

Horizon Vision Centers L. L. C.                               Delaware

Mann Berkeley Caplan Laser Center of Austin                   Delaware

Caster One L. L. C.                                           Delaware

New York Laser Management L. L. C.                            Delaware

Connecticut Laser Management L. L. C.                         Delaware

Vision Correction Centers of Kansas City                      Delaware

Prime Refractive L. L. C. - St. Louis                         Delaware